Exhibit 5.1
March 16, 2006
Syntax-Brillian Corporation
1600 N. Desert Drive
Tempe, AZ 85281-1230
Re:     Registration Statement on Form S-3
          Syntax-Brillian Corporation
Ladies and Gentlemen:
     We have acted as legal counsel to Syntax-Brillian Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, Registration No. 333-131758, filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the resale of an aggregate of 5,415,121 shares of the Company’s common stock, par value $0.01 per share, as follows: (a) 35,647 shares of the Company’s common stock (the “Shares”); (b) 3,200,000 shares issuable upon the conversion of convertible preferred stock (the “Convertible Shares”); (c) 1,633,00 shares issuable upon the exercise of warrants (the “Warrant Shares”); (d) 374,994 shares issuable to pay dividends on outstanding convertible preferred stock (the “Dividend Shares”); (e) 87,833 shares issuable to pay interest on outstanding 7% convertible promissory notes (the “7% Interest Shares”); and (f) 83,647 shares issuable to pay interest on outstanding 4% convertible promissory notes (the “4% Interest Shares”). The Shares and, upon issuance, the Convertible Shares, Warrant Shares, Dividend Shares, 7% Interest Shares, and 4% Interest Shares may be sold from time to time by certain of the Company’s stockholders (the “Selling Stockholders”).
     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company, as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.
     Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that (a) the Shares, the Convertible Shares, the Warrant Shares, the Dividend Shares, the 7% Interest Shares, and the 4% Interest Shares have been lawfully and duly authorized; (b) the Shares have been validly issued and are fully paid and nonassessable; (c) the Convertible Shares, when issued upon conversion in accordance with the convertible preferred stock, will be validly issued, fully paid, and nonassessable; (d) the Warrant Shares, when issued upon exercise in accordance with the respective warrants, will be validly issued, fully paid, and nonassessable; and (e) the 7% Interest Share and 4% Interest Shares, when issued in accordance with the respective convertible notes, will be validly issued, fully paid, and nonassessable.
     For purposes of our opinion, we have assumed the payment by the Selling Stockholders of the full amount of the exercise price due from them to the Company upon exercise of the warrants. For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties, and interest which are due and owing to the state of Delaware.
     We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Syntax-Brillian Corporation
March 16, 2006

     We hereby expressly consent to any reference to our firm in the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.
Very truly yours,
/s/ GREENBERG TRAURIG, LLP